UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2010

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600
EMERYVILLE, CALIFORNIA	94608
(Address of principal executive offices)	(Zip Code)

(510) 985-6700

(Company’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (e)              CFO Transition

We have agreed with Steven R. Fife, our Executive Vice President, Chief Financial Officer and Assistant Secretary, that his last day of employment will be August 15, 2010, at which point in time the appointment of Warren D. Barratt as our chief financial officer is scheduled to take effect.  (The terms of Mr. Barratt’s employment are discussed in section (c) below.)  Mr. Fife will continue to serve in his current role until his employment terminates.  This transition relates to our previously announced relocation of our headquarters to Devon, Pennsylvania.

We have entered into a Retention and Severance Benefit Agreement with Mr. Fife dated May 24, 2010. Conditioned upon his continuation of service through August 15, 2010 or such earlier date as we may choose, and his execution of a general release, the agreement provides that he will be eligible to receive a severance benefit, payable in five equal monthly installments in the amount of $350,000, less applicable withholding and deductions.  In addition, Mr. Fife is eligible to receive accelerated vesting of his previously issued equity compensation grants, including grant of restricted stock and restricted stock units for approximately 33,000 shares of our common stock that are otherwise unvested, contingent upon his satisfactory achievement of performance metrics to be agreed upon with our Chief Executive Officer.  In addition, Mr. Fife will be eligible for reimbursement of COBRA continuation of health coverage of himself and his dependents for one year following his termination date.  In the event of Mr. Fife’s death or disability prior to his scheduled termination date, Mr. Fife or his estate will receive the full severance benefits.

A copy of the Retention and Severance Benefit Agreement with Mr. Fife is furnished with this report as Exhibit 99.2.  The foregoing description of that agreement is qualified in its entirety by reference to the full text of the exhibit furnished with this report.

(c) and (e)              Appointment of New CFO

On May 21, 2010, LECG, LLC entered into an employment letter agreement (the “Agreement”) with Warren D. Barratt, age 50, which provides that Mr. Barratt will become the Executive Vice President, Chief Financial Officer and Assistant Secretary of LECG, LLC and of LECG Corporation (“LECG” or the “Company”), effective August 16, 2010.  Until that time, Mr. Barratt will continue to be employed by the Company in his current position as Senior Manager, and to serve as a senior member of the transition team that is working on the integration of SMART Holdings, Inc. into LECG and the related relocation of Company headquarters.

The terms of Mr. Barratt’s employment are summarized below.  His employment is “at will” and has no specified term.  His initial annual salary is $275,000 (effective from June 1, 2010) and his initial discretionary bonus level eligibility (as determined by the Compensation Committee of our Board of Directors) will be cash bonus eligibility in a range of 35% to 50% of base salary, and equity compensation bonus eligibility in a range of 25,000 to 50,000 restricted stock units.  The size of the bonuses, and the performance metrics that will determine whether any bonus is payable, are to be determined by the Compensation Committee of our Board.  Mr. Barratt is also entitled to receive other employment benefits that are generally available to our executive level employees, including medical, dental, life and disability insurance, and to participate in retirement and deferred compensation programs.  In the event Mr. Barratt’s employment is terminated by the Company without cause, Mr. Barratt is eligible to receive severance benefits of 50% of his annual base salary, paid monthly over a six month period, and (if he so elects) payment by the Company of COBRA premiums to maintain group health plan coverage for himself and his beneficiaries for up to six months.  The right to receive severance benefits is conditioned upon Mr. Barratt providing a general release of claims to the Company.  The terms of Mr. Barratt’s employment also contain covenants not to solicit employees of the Company or to solicit clients of the Company for services that are similar to those provided by the Company during the term of employment and for a period of twelve months thereafter.

Prior to joining the Company, from 2007 to 2009 Mr. Barratt served as Senior Vice President and Chief Financial Officer of Epitome Systems, Inc., a privately held business process software company.  From 2004 to

2007, he served as Chief Financial Officer of Oncura, Inc., a multi-national medical device joint venture.  He served during the 10 years before that as chief financial officer of several other public and private growth-stage companies in the services, technology and life sciences industries.  Before that, Mr. Barratt spent 11 years in public accounting with Price Waterhouse.  Mr. Barratt holds a B.S. degree in Commerce from the University of Virginia and a MBA from the University of Pennsylvania’s Wharton School of Business.

A copy of the Agreement with Mr. Barratt is furnished with this report as Exhibit 99.3.  The foregoing description of that agreement is qualified in its entirety by reference to the full text of the exhibit furnished with this report.

Item 7.01.  Regulation FD Disclosure

The Company issued a press release on May 26, 2010 regarding the information addressed in Item 5.02 above, and also announcing the appointment of Mr. Yuri Rozenfeld to the position of General Counsel of the Company, effective July 1, 2010, and related matters.  A copy of that press release is furnished as an exhibit to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release issued by the Registrant on May 26, 2010.

99.2	Retention and Severance Benefit Agreement between LECG, LLC and Steven R. Fife, dated May 24, 2010.

99.3	Employment Letter Agreement between LECG, LLC and Warren D. Barratt, dated May 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

By:	/s/ Steven R. Fife
Steven R. Fife Chief Financial Officer

Date: May 26, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release issued by the Registrant on May 26, 2010.

99.2	Retention and Severance Benefit Agreement between LECG, LLC and Steven R. Fife, dated May 24, 2010.

99.3	Employment Letter Agreement between LECG, LLC and Warren D. Barratt, dated May 21, 2010.